                                                                    EXHIBIT 99.1

NEWS            NOBLE DRILLING CORPORATION                 [NOBLE DRILLING LOGO]
                13135  SOUTH DAIRY ASHFORD, SUITE 800
                SUGAR LAND, TX 77478
                PHONE: 281-276-6100  FAX: 281-491-2092

        NOBLE DRILLING REPORTS FOURTH QUARTER AND FULL YEAR 2001 RESULTS

        SUGAR LAND, Texas, January 31, 2002 -- Noble Drilling Corporation's reported net income increased 22 percent for the fourth quarter of 2001 to $63.5 million, or $0.48 per diluted share, on operating revenues of $260.5 million, compared to net income of $51.9 million, or $0.38 per diluted share, on operating revenues of $241.2 million for the fourth quarter of 2000. Net income for the year ended December 31, 2001 increased 59 percent to $262.9 million, or $1.96 per diluted share, on operating revenues of $1,002.3 million, compared to net income of $165.6 million, or $1.22 per diluted share, on operating revenues of $882.6 million for the year ended December 31, 2000. Results for the year ended December 31, 2001 include an extraordinary charge of $988,000, net of taxes of $532,000, related to the purchase and retirement of $43,305,000 principal amount of the Company's 7.50% Senior Notes due 2019 for $44,362,000.

        At December 31, 2001, the Company's consolidated balance sheet reflected $1.78 billion in shareholders' equity, $236.7 million in cash and cash equivalents, and $605.6 million in total debt. The Company repurchased 200,000 shares of its common stock at a total cost of $5,409,000 during the fourth quarter of 2001. For the year ended December 31, 2001, the Company repurchased 2,282,000 shares at a total cost of $76,197,000.

         James C. Day, Chairman and Chief Executive Officer, said, "2001 was a record year for the Company, in terms of net income, return on capital and revenues. These excellent results in a difficult market are attributable to a very focused management team."

         Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in 4,000 feet and greater) accounted for approximately 37 percent and 46 percent of the Company's total


                                    - more -
offshore contract drilling services revenues for the fourth quarter of 2001 and 2000, respectively. The Company currently operates five deepwater semisubmersibles in the Gulf of Mexico and one deepwater semisubmersible and three deepwater drillships offshore Brazil. Offshore contract drilling services revenues from international sources accounted for approximately 62 percent and 48 percent of the Company's total offshore contract drilling services revenues for the fourth quarter of 2001 and 2000, respectively. Dayrates in certain international locations, especially the North Sea, the Middle East and West Africa, were significantly higher in the fourth quarter of 2001 than the same quarter of the prior year. The average dayrate for the Company's international rigs was $62,088 in the fourth quarter of 2001, up 38 percent from the same quarter of the prior year. Due to the weakness in the Gulf of Mexico jackup market during the recent quarter, utilization rates on the Company's domestic jackup rigs were adversely impacted. The average utilization rate on these rigs was 65 percent in the fourth quarter of 2001, compared to full utilization in the fourth quarter of 2000. However, the average dayrate on the Company's domestic jackup rigs of $44,990 during the fourth quarter of 2001 represented a one percent increase from the same quarter of the prior year.

         Day said, "Due to a weak U.S. economy and lower year-on-year natural gas and oil prices, 2002 will obviously be challenging. We do anticipate the market to begin to improve over the next 12 months. Barring a protracted economic downturn, the international markets should continue to remain reasonably firm."

         Noble Drilling Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company's fleet of 49 offshore drilling units located in key markets worldwide. The Company's fleet of floating deepwater units consists of nine semisubmersibles and three dynamically positioned drillships, seven of which are designed to operate in water depths greater than 5,000 feet. The Company's premium fleet of 34 independent leg, cantilever jackup rigs includes 21 units that operate in water depths of 300 feet and greater, four of which operate in


                                    - more -
water depths of 360 feet and greater, and 11 units that operate in water depths up to 250 feet. In addition, the Company's fleet includes three submersible units. Nine of the Company's units are capable of operating in harsh environments. Over 60 percent of the fleet is currently deployed in international markets, principally including the North Sea, Brazil, West Africa, the Middle East, India and Mexico. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company's common stock is traded on the New York Stock Exchange under the symbol "NE".

         This news release may contain "forward-looking statements" about the business, financial performance and prospects of the Company. Statements about the Company's or management's plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company's filings with the U.S. Securities and Exchange Commission.

         Additional information on Noble Drilling Corporation is available via the world wide web at http://www.noblecorp.com.

NOBLE DRILLING CORPORATION AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                    Quarter Ended December 31,
                                                   ---------------------------
                                                      2001              2000
                                                   ---------         ---------
Operating Revenues                                 $ 260,500         $ 241,179
Operating Costs and Expenses                        (167,718)         (160,074)
                                                   ---------         ---------
Operating Income                                      92,782            81,105
Other Income (Expense), Net                           (8,416)          (11,028)
                                                   ---------         ---------
Income Before Income Taxes                            84,366            70,077
Income Tax Provision                                 (20,880)          (18,220)
                                                   ---------         ---------
Net Income                                         $  63,486         $  51,857
                                                   =========         =========

Earnings Per Share:
     Basic                                         $    0.48         $    0.39
     Diluted                                       $    0.48         $    0.38

Weighted Average Common Shares Outstanding:
     Basic                                           132,056           133,925
     Diluted                                         132,882           135,655

NOBLE DRILLING CORPORATION AND SUBSIDIARIES
SUMMARY OF RESULTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

                                                               Year Ended December 31,
                                                           ------------------------------
                                                               2001                2000
                                                           -----------         -----------
Operating Revenues                                         $ 1,002,329         $   882,600
Operating Costs and Expenses                                  (618,042)           (613,976)
                                                           -----------         -----------
Operating Income                                               384,287             268,624
Other Income (Expense), Net                                    (34,295)            (42,317)
                                                           -----------         -----------
Income Before Income Taxes and Extraordinary Charge            349,992             226,307
Income Tax Provision                                           (86,082)            (60,753)
                                                           -----------         -----------
Income Before Extraordinary Charge                             263,910             165,554
Extraordinary Charge, Net of Tax                                  (988)                 --
                                                           -----------         -----------
Net Income                                                 $   262,922         $   165,554
                                                           ===========         ===========

Earnings Per Share:
    Basic:
        Income Before Extraordinary Charge                 $      1.99         $      1.24
        Extraordinary Charge                                     (0.01)                 --
                                                           -----------         -----------
        Net Income                                         $      1.98         $      1.24
                                                           ===========         ===========

    Diluted:
        Income Before Extraordinary Charge                 $      1.97         $      1.22
        Extraordinary Charge                                     (0.01)                 --
                                                           -----------         -----------
        Net Income                                         $      1.96         $      1.22
                                                           ===========         ===========

Weighted Average Common Shares Outstanding:
    Basic                                                      132,911             133,439
    Diluted                                                    134,174             135,461

----------

NDC-261
1/31/02

For additional information, contact:
John T. Rynd, Vice President - Investor Relations, Noble Drilling Services Inc. Noble Drilling Corporation, 281-276-6100

                             [NOBLE DRILLING LOGO]

                           NOBLE DRILLING CORPORATION
                         QUARTER ENDED DECEMBER 31, 2001

                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA

                           NOBLE DRILLING CORPORATION
                   QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
         QUARTER ENDED DECEMBER 31, 2001 AND CERTAIN PRECEDING QUARTERS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                               QUARTER ENDED
                                              ----------------------------------------------------------------------------------
                                               12/31/01       9/30/01        6/30/01        3/31/01      12/31/00       9/30/00
                                              ---------      ---------      ---------      ---------     ---------     ---------
OPERATING REVENUES:
    Contract drilling services                $ 244,252      $ 257,926      $ 233,344      $ 210,427     $ 211,442     $ 190,450
    Labor contract drilling services              7,858          7,976          7,977          7,481         6,837         7,052
    Turnkey drilling services                        --             --             --             --        19,302        19,363
    Engineering, consulting and other             8,390          6,890          5,325          4,483         3,598         9,013
                                              ---------      ---------      ---------      ---------     ---------     ---------
                                                260,500        272,792        246,646        222,391       241,179       225,878
                                              ---------      ---------      ---------      ---------     ---------     ---------

OPERATING COSTS AND EXPENSES:
    Contract drilling services                  118,132        114,013        103,437         96,182        97,048        90,424
    Labor contract drilling services              6,291          6,817          6,558          6,079         5,752         5,549
    Turnkey drilling services                        --             --             --             --        20,814        18,954
    Engineering, consulting and other             5,761          5,237          3,807          2,856         1,796         5,949
    Depreciation and amortization                31,206         30,314         29,116         27,939        28,308        28,250
    Selling, general and administrative           6,328          5,114          6,330          6,525         6,356         5,456
                                              ---------      ---------      ---------      ---------     ---------     ---------
                                                167,718        161,495        149,248        139,581       160,074       154,582
                                              ---------      ---------      ---------      ---------     ---------     ---------

OPERATING INCOME                                 92,782        111,297         97,398         82,810        81,105        71,296

OTHER INCOME (EXPENSE):
    Interest expense                            (11,218)       (11,578)       (12,401)       (12,555)      (13,405)      (13,913)
    Other, net                                    2,802          3,537          4,268          2,850         2,377         3,175
                                              ---------      ---------      ---------      ---------     ---------     ---------

INCOME BEFORE INCOME TAXES
    AND EXTRAORDINARY CHARGE                     84,366        103,256         89,265         73,105        70,077        60,558

INCOME TAX PROVISION                            (20,880)       (25,298)       (21,262)       (18,642)      (18,220)      (15,745)
                                              ---------      ---------      ---------      ---------     ---------     ---------

INCOME BEFORE EXTRAORDINARY CHARGE               63,486         77,958         68,003         54,463        51,857        44,813

EXTRAORDINARY CHARGE, NET OF TAX(1)                  --           (988)            --             --            --            --
                                              ---------      ---------      ---------      ---------     ---------     ---------

NET INCOME                                    $  63,486      $  76,970      $  68,003      $  54,463     $  51,857     $  44,813
                                              =========      =========      =========      =========     =========     =========


EARNINGS PER SHARE-DILUTED:
    INCOME BEFORE EXTRAORDINARY CHARGE        $    0.48      $    0.59      $    0.50      $    0.40     $    0.38     $    0.33
    EXTRAORDINARY CHARGE                             --          (0.01)            --             --            --            --
                                              ---------      ---------      ---------      ---------     ---------     ---------
    NET INCOME PER COMMON SHARE-DILUTED       $    0.48      $    0.58      $    0.50      $    0.40     $    0.38     $    0.33
                                              =========      =========      =========      =========     =========     =========

WEIGHTED AVERAGE SHARES OUTSTANDING-DILUTED     132,882        132,809        135,457        135,547       135,655       135,919
                                              =========      =========      =========      =========     =========     =========

----------

Notes to Statements of Income Follow on Next Page

                           NOBLE DRILLING CORPORATION
                   QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
                         QUARTER ENDED DECEMBER 31, 2001


NOTES:

(1) For the quarter ended September 30, 2001, the amount relates to the Company's purchase and retirement of $43.3 million principal amount of its 7.50% Senior Notes due 2019, net of income taxes of $0.5 million.

                           NOBLE DRILLING CORPORATION
                    QUARTERLY CONSOLIDATED BALANCE SHEET DATA
         QUARTER ENDED DECEMBER 31, 2001 AND CERTAIN PRECEDING QUARTERS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                 AS OF
                                       ------------------------------------------------------------------------------------------
                                        12/31/01         9/30/01         6/30/01         3/31/01        12/31/00         9/30/00
                                       ----------      ----------      ----------      ----------      ----------      ----------
Cash and cash equivalents(1)           $  246,075      $  186,673      $  225,790      $  224,616      $  177,124      $  202,583

Total current assets                      494,049         438,367         452,634         406,181         379,132         420,863

Property and equipment (net)            2,149,217       2,139,907       2,084,579       2,087,123       2,095,129       2,054,887

Total assets                            2,749,939       2,684,631       2,686,060       2,639,399       2,595,531       2,619,605

Total current liabilities                 204,628         195,425         202,651         181,219         205,428         229,875

Current maturities of long-term debt       55,430          52,370          49,364          48,590          49,351          60,631

Total debt                                605,561         617,800         673,152         685,011         699,642         747,626

Total liabilities                         970,242         964,415       1,012,883         989,755       1,018,812       1,065,652

Shareholders' equity                    1,779,697       1,720,216       1,673,177       1,649,644       1,576,719       1,553,953

----------

(1) Includes amounts classified as restricted cash of $9.4 million at December 31, 2001, $7.3 million at September 30, 2001, $7.2 million at June 30, 2001 and $3.9 million at each of the quarters ended September 30, 2000 through March 31, 2001. Does not include amounts classified as investment in marketable securities of $35.3 million and $26.1 million at December 31, 2001 and September 30, 2001, respectively.

                           NOBLE DRILLING CORPORATION
                   CONSOLIDATED FINANCIAL AND OPERATIONAL DATA
                   (IN THOUSANDS, EXCEPT UTILIZATION AMOUNTS,
      OPERATING DAYS, AVERAGE DAYRATE, MARKETABLE RIGS AND TURNKEY WELLS)

                                                                             UNAUDITED
                                          ----------------------------------------------------------------------------------
                                                      4TH QUARTER 2001                           4TH QUARTER 2000
                                          --------------------------------------      --------------------------------------
REVENUES                                  Domestic    International      Triton       Domestic    International      Triton
--------                                  --------    -------------     --------      --------    -------------     --------
OFFSHORE
        Drilling                          $ 91,887       $152,365       $     --      $110,386       $101,056       $     --
        Labor                                   --          7,858             --            --          6,837             --

TURNKEY DRILLING                                --             --             --            --             --         19,302

ENGINEERING, CONSULTING AND OTHER            2,718          4,313          1,359           579          2,661            358


DIRECT EXPENSES
---------------

OFFSHORE
        Drilling                          $ 42,845       $ 75,287       $     --      $ 37,860       $ 59,188       $     --
        Labor                                   --          6,291             --            --          5,752             --

TURNKEY DRILLING                                --             --             --            --             --         20,814

ENGINEERING, CONSULTING AND OTHER            1,338          3,228          1,195           462            957            377


STATISTICS
----------

OFFSHORE DRILLING
        Utilization                             71%            95%            --            99%            90%            --
        Operating Days                       1,174          2,454             --         1,557          2,242             --
        Average Dayrate                   $ 78,268       $ 62,088       $     --      $ 70,897       $ 45,074       $     --
        Marketable Rigs - period end            18             29             --            18             29             --


TURNKEY WELLS COMPLETED                         --             --             --            --             --              5
TURNKEY WELLS IN-PROGRESS                       --             --             --            --             --             --


                                                        UNAUDITED
                                          --------------------------------------
                                                      YTD DECEMBER 2001
                                          --------------------------------------
REVENUES                                  Domestic    International      Triton
--------                                  --------    -------------     --------
OFFSHORE
        Drilling                          $450,079       $495,870       $     --
        Labor                                   --         31,292             --

TURNKEY DRILLING                                --             --             --

ENGINEERING, CONSULTING AND OTHER            7,172         11,876          6,040


DIRECT EXPENSES
---------------

OFFSHORE
        Drilling                          $164,991       $266,773       $     --
        Labor                                   --         25,745             --

TURNKEY DRILLING                                --             --             --

ENGINEERING, CONSULTING AND OTHER            5,017          7,491          5,153


STATISTICS
----------

OFFSHORE DRILLING
        Utilization                             90%            90%            --
        Operating Days                       6,035          8,718             --
        Average Dayrate                   $ 74,578       $ 56,879       $     --
        Marketable Rigs - period end            --             --             --


TURNKEY WELLS COMPLETED                         --             --             --
TURNKEY WELLS IN-PROGRESS                       --             --             --